UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 24, 2012

UGI Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11071	23-2668356
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

460 No.Gulph Road, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 337-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2012, UGI Corporation ("UGI") announced that its Chief Executive Officer, Lon R. Greenberg, age 62, intends to retire in the spring of 2013. In connection with such retirement, the UGI Board of Directors adopted a management succession plan under which Mr. Greenberg will serve as non-executive Chairman of the Board following his retirement as Chief Executive Officer. Under the succession plan, UGI’s current President and Chief Operating Officer, John L. Walsh, age 57, will be named President and Chief Executive Officer upon Mr. Greenberg’s retirement.

Mr. Walsh has served as a Director and as President and Chief Operating Officer of UGI since 2005. In addition, Mr. Walsh serves as UGI's principal financial officer (since 2011). Mr. Walsh also serves as Vice Chairman of both AmeriGas Propane, Inc., a wholly owned subsidiary of UGI and the general partner of AmeriGas Partners, L.P., and UGI Utilities, Inc., a wholly owned subsidiary of UGI, positions that he has held since 2005. From 2009 to 2011, he served as President and Chief Executive Officer of UGI Utilities, Inc. Mr. Walsh was the Chief Executive of the Industrial and Special Products Division of the BOC Group plc (industrial gases), a position he assumed in 2001, and served as an Executive Director of BOC from 2001 to 2005. He joined BOC in 1986 as Vice President-Special Gases and held various senior management positions, including President of Process Gas Solutions, North America (2000 to 2001) and President of BOC Process Plants (1996 to 2000).

A copy of UGI's press release is included as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of UGI Corporation dated September 27, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

September 27, 2012	By:	Monica M. Gaudiosi

Name: Monica M. Gaudiosi
Title: Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of UGI Corporation dated September 27, 2012.